Exhibit 10.1

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

License Agreement

by and among

F. Hoffmann-La Roche Ltd,
a Swiss corporation;

Hoffmann-La Roche Inc.,
a US corporation;

and

Clementia Pharmaceuticals Inc.,
a Canadian corporation

1. Definitions	2

2. Clementia Licenses	13

3. Roche’s Right to Negotiate	18

4. Diligence and Reporting	20

5. Development	20

6. Supply	21

7. Regulatory	21

8. Commercialization	22

9. Clementia Payment Obligations	22

10. General Payment Provisions	26

11. Intellectual Property	30

12. Trademarks and Labeling	34

13. Representations and Warranties	35

14. Confidentiality; Publication	37

15. Term and Termination	40

16. Indemnification	48

17. Dispute Resolution, Governing Law and Jurisdiction	50

18. General Provisions	51

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

i

License Agreement

This License Agreement (“Agreement”) is entered into on January 4, 2013 and is effective only as of the Effective Date and is by and among:

F. Hoffmann-La Roche Ltd, a corporation organized and existing under the laws of Switzerland, with its principal office at Grenzacherstrasse 124, CH-4070 Basel, Switzerland (“Roche Basel”) and Hoffmann-La Roche Inc., with an office and place of business at 340 Kingsland Street, Nutley, New Jersey 07110, U.S.A. (“Roche Nutley”; Roche Basel and Roche Nutley together referred to as “Roche”)

and

Clementia Pharmaceuticals Inc., a corporation organized under the laws of Canada, with its principal office at 1000 De La Gauchetière 2500, Montreal, Quebec H3B 0A2, Canada (“Clementia”).

Recitals

Whereas, Roche has conducted certain research related to, and possesses certain proprietary intellectual property rights with respect to Palovarotene, also known as [*****], a retinoic acid receptor gamma agonist and other compounds Covered by the Roche Patents (“Compound” as further defined below); and

Whereas, Clementia desires to obtain, and Roche is willing to grant to Clementia, an exclusive, royalty-bearing license, with the right to sublicense, under all relevant Patents and Know-How, to research, develop, make, have made, use, sell, have sold, offer for sale and import the Compounds and Products, as appropriate, in the Field in the Territory, subject to the terms and conditions hereof; and

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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Whereas, Roche desires to obtain, and Clementia is willing to grant to Roche, certain rights with respect to Compounds and Products, subject to the terms and conditions hereof.

Agreement

Now, Therefore, in consideration of the foregoing premises and mutual promises, terms, conditions, and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions

1.1     “Affiliate” shall mean, with respect to either Party: (i) an entity which owns, directly or indirectly, a controlling interest in such Party; (ii) an entity in which such Party owns, either directly or indirectly, a controlling interest; or (iii) an entity, in which a controlling ownership, directly or indirectly, is common to the controlling ownership in such Party, whereby “controlling interest” shall mean more than 50% (or if the jurisdiction where such entity is domiciled prohibits majority foreign ownership of such entity, the maximum foreign ownership interest permitted under such laws, provided that such ownership actually allows control of such entity) of the securities or other ownership interest representing the equity with the rights to vote in the designation of the governing bodies of such entity, or any other agreement or arrangement allowing the factual or legal control of the decisions of such entity or its governing bodies. Anything to the contrary in this paragraph notwithstanding (i) Chugai Pharmaceutical Co., Ltd, 1-9, Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan (“Chugai”) shall not be deemed an Affiliate of Roche unless Roche notifies Clementia that Roche wishes for Chugai to be deemed an Affiliate of Roche, and (ii) any shareholder of Clementia that acquired its ownership in a financing transaction that did not involve any grant of rights to patents or technology of Clementia shall not be deemed an Affiliate of Clementia.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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1.2     “Alliance Manager” shall have the meaning provided in Section 2.6(a).

1.3     “Agreement” shall mean this agreement together with its amendments and appendices.

1.4     “Appendix” shall mean an appendix to this Agreement.

1.5     “Business Day” shall mean 9.00am to 5.00pm CET on a day other than a Saturday, Sunday or bank or other public or federal holiday in Switzerland or Canada.

1.6     “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first year which shall begin on the Effective Date and end on December 31, 2013.

1.7     “Calendar Quarter” shall mean the four quarters of a Calendar Year, each Calendar Quarter starting on January 1, April 1, July 1 and October 1.

1.8     “Change of Control” shall mean with respect to Clementia, (i) a merger, reorganization or consolidation involving Clementia in which the members or shareholders of Clementia, immediately prior to the merger, reorganization or consolidation, would not, immediately after the merger, reorganization or consolidation, beneficially own (directly or indirectly) shares or membership interests representing in the aggregate more than fifty percent (50%) of the combined voting power of the entity issuing cash or securities in the merger, reorganization or consolidation (or of its ultimate parent entity, if any), or (ii) a person or entity other than a member or shareholder immediately prior to such acquisition of voting securities, becomes the beneficial owner of more than fifty percent (50%) of the voting securities of Clementia, other than directly from Clementia; however, “Change of Control” will not include any transaction effected for equity or debt financing purposes pursuant to which Clementia

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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receives cash therefor, provided Clementia does not grant any sublicense of the rights granted to Clementia by Roche in Section 2.1 as part of such transaction.

1.9     “Clementia Intellectual Property” shall mean the Clementia Know-How, the Clementia Patents and Clementia’s interest in the Joint Intellectual Property.

1.10     “Clementia Know-How” shall mean all Know-How relating to the Compounds or the Products that Clementia or any of its Affiliates Controls on the Effective Date or during the Term. “Clementia Owned Know-How” shall mean Clementia Know-How owned by Clementia. “Clementia Licensed Know-How” shall mean Clementia Know-How licensed to Clementia by a Third Party.

1.11     “Clementia Patents” or “Clementia Patent Rights” shall mean all Patents Covering the Compounds or the Products that Clementia or any of its Affiliates Controls as of the Effective Date or during the Term. “Clementia Owned Patents” shall mean Clementia Patents owned by Clementia. “Clementia Licensed Patents” shall mean Clementia Patents licensed to Clementia by a Third Party.

1.12     “Combination Product” shall mean any pharmaceutical product that consists of a Product and other active compounds and/or active ingredients or any combination of a Product sold together with another pharmaceutical product for a single invoiced price, whether packaged together or in the same therapeutic formulation.

1.13     “Commercially Reasonable Efforts” shall mean, with respect to Clementia’s obligation under this Agreement to develop or commercialize Product, the level of efforts required to carry out such obligation in a sustained manner consistent with the efforts a similarly situated biopharmaceutical company or pharmaceutical company, as the case may be, devotes to

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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products of similar market potential, profit potential or strategic value resulting from its own research efforts, based on conditions then prevailing, taking into consideration the market conditions in particular markets of the Territory.

1.14     “Compound” shall mean Palovarotene, also known as [*****] or [*****], and any other compound Covered by the Roche Patents including analogues, derivatives, active fragments and formulations thereof of Palovarotene and such other compounds.

1.15     “Confidential Information” shall have the meaning provided in Section 14.1.

1.16     “Control” or “Controlled” shall mean, with respect to Compounds and Products or any Know-How, Patents or other intellectual property rights, possession by a Party of the ability (whether by ownership, license or otherwise) to grant access to, to grant use of, or to grant a license or a sublicense to the Compounds and Products under such Know-How, Patents or intellectual property rights without violating the terms of any agreement or other arrangement with any Third Party.

1.17     “Cover” shall mean (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the developing, making, using, offering for sale, promoting, selling, exporting or importing of a given compound, formulation or product would infringe a Valid Claim in the absence of a license under the Patent Rights to which such Valid Claim pertains. The determination of whether a compound, formulation, process or product is Covered by a particular Valid Claim shall be made on a country-by-country basis.

1.18     “Data Room” shall mean the due diligence data room containing all material data and information, including but not limited to Clementia Patents, clinical data, regulatory

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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correspondence, and CMC data related to the Products generated since the Effective Date pursuant to Section 3.1.

1.19     “Effective Date” shall have the meaning provided in Section 9.1.

1.20     “EMA” shall mean the European Medicines Agency.

1.21     “EU” shall mean the European Community and all its present and future member countries.

1.22     [*****]

1.23     “Expert” shall mean a person with no less than fifteen (15) years of pharmaceutical industry experience and expertise having occupied at least one senior position within a large pharmaceutical company relating to product development and/or licensing but excluding any current or former employee or consultant of either Party. Such person shall be fluent in the English language.

1.24     “FDA” shall mean the US Federal Food and Drug Administration and any successor agency thereof.

1.25     “FDCA” shall mean the Food, Drug and Cosmetics Act of the US.

1.26     “Field” shall mean all human pharmaceutical uses and indications.

1.27     “First Commercial Sale” shall mean the first sale of a Product by Clementia or its Affiliates or Sublicensees to a Third Party for end use or consumption of such Product in a country after the Regulatory Authority of such country has granted Regulatory Approval or, if no such Regulatory Approval or similar marketing approval is required, the date upon which such Product first commercially launched in such country, [*****].

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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1.28     “Generic Product” shall mean a generic version of a Product that (i) in the US, is approved under 21 U.S.C. 505(j) and has an “AB” rating with respect to a Product, or (ii) in countries of the EU, is authorized to be placed on the market in accordance with Article 10 (1)(a) (iii) of Directive 2001/83/EC, or (iii) in countries of the Territory other than countries of the EU, a generic version of a Product that (x) contains the same active pharmaceutical ingredient as the Compound in the Product and (y) is approved by an expedited process that relies in whole or in part on safety and efficacy data generated for the first approval of the Product and (z) has the same or substantially the same labeling as the Product for at least one indication of the Product.

1.29     “Indication” shall mean those indications defined within a sub-block (e.g. sub-block M61.1 “fibrodysplasia ossificans progressiva”; sub-block J44.0 “Chronic obstructive pulmonary disease with acute lower respiratory infection”) of the then current International Classification of Diseases and Related Health Problems of the World Health Organization whereby, for the purpose of this Agreement, each block within a chapter shall be understood to be one Indication.

1.30     “Initiation” of a clinical trial shall mean the first administration of a Product to a patient in a clinical trial assessing a Compound or Product.

1.31     “Insolvency Event” shall mean circumstances under which a Party (i) has a receiver or similar officer appointed over all or a material part of its assets or undertaking; (ii) makes a general assignment for the benefit of its creditors or is the object of a bankruptcy order following a petition into bankruptcy; (iii) passes a resolution for winding-up (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court makes an order for dissolution, liquidation or winding-up (or any equivalent order in any jurisdiction); (iv) ceases to carry on business.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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1.32     “Invention” shall mean an invention that is conceived or reduced to practice in connection with any activity carried out pursuant to this Agreement. Under this definition, an Invention may be made by employees, agents or consultants of Clementia solely or jointly with a Third Party (a “Clementia Invention”), by employees, agents or consultants of Roche or its Affiliates solely or jointly with a Third Party (a “Roche Invention”), or jointly by employees, agents or consultants of Clementia and employees, agents or consultants of Roche or its Affiliates with or without a Third Party (a “Joint Invention”).

1.33     “Joint Intellectual Property” shall mean the Joint Know-How and Joint Patents.

1.34     “Joint Know-How” means Know-How that is developed by one or more employees, agents or consultants of Clementia or any of its Affiliates, on the one hand, and one or more employees, agents or consultants of Roche or any of its Affiliates, on the other hand, under this Agreement.

1.35     “Joint Patents” or “Joint Patent Rights” shall mean Patent Rights that claim and/or disclose a Joint Invention.

1.36     “Know-How” shall mean data, knowledge and information, including all tangible and intangible techniques, technology, practices, trade secrets, unpatented Inventions (whether or not patentable), methods, knowledge, know-how, skill, experience, analytical and quality control data, results, descriptions and compositions of matter, chemical manufacturing data, data and results from toxicological, pharmacological, preclinical and clinical testing and studies, assays, platforms, materials, samples, formulations, specifications, quality control testing data, that are necessary or useful for the discovery, manufacture, development or commercialization of the Compounds or Products.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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1.37     “NDA” or “MAA” (as applicable) shall mean a New Drug Application (as more fully defined in 21 CFR § 314.5 et seq.) and all amendments and supplements thereto filed with the FDA, a Marketing Authorization Application and all amendments and supplements thereto filed with the EMA or the equivalent application filed with any other Regulatory Authority, including all documents, data, and other information concerning a pharmaceutical product which are necessary for gaining Regulatory Approval to market and sell such pharmaceutical product.

1.38     “Net Sales” shall mean, with respect to each given country or jurisdiction, the gross amount invoiced for sales of Products by or on behalf of Clementia or its Affiliates or Sublicensee to any Third Party, exclusive of [*****].

Such deductions have to be customary under applicable IFRS (International Financial Reporting Standards) or GAAP (Generally Accepted Accounting Principles), as applicable, to the extent actually incurred, allowed, accrued and paid.

1.39     “Partner Agreement” shall mean any agreement between Clementia and a Third Party granting rights to develop and/or commercialise the Compounds and/or the Products (including but not limited to a sub-license agreement with a Third Party or an assignment of this Agreement to a Third Party and a Change of Control), other than a sub-contract pursuant to Section 2.4.

1.40     “Patent Rights” or “Patents” shall mean (a) patents, re-examinations, reissues, renewals, extensions, supplementary protection certificates, and term restorations, and (b) pending applications for patents, including, without limitation, provisional applications, continuations, continuations-in-part, divisional and substitute applications, including, without limitation, inventors’ certificates, and foreign counterparts thereof.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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1.41     “Pharmacovigilance Agreement” shall mean an agreement entered into by the Parties to set forth the protocols and procedures for reporting adverse events and complying with reporting requirements set forth by Regulatory Authorities.

1.42     “Phase 3 Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or its successor regulation).

1.43     “Product” shall mean any pharmaceutical or therapeutic product containing a Compound and/or all prodrugs, derivatives, analogs, metabolites, and geometric isomers, regioisomers, stereoisomers including diastereoisomers, or salts of such Compound.

1.44     “Regulatory Approval” shall mean any and all approvals (including price and reimbursement approvals, if required), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, export, transport and/or sale of a Product in such jurisdiction.

1.45     “Regulatory Authority” shall mean the FDA for the US and any equivalent governmental agency or body competent in a country (or group of countries like the European Union) to grant Regulatory Approval or other authorizations or licenses required for the development, manufacturing, marketing, reimbursement and/or pricing of pharmaceutical products in such country.

1.46     “Roche Intellectual Property” shall mean the Roche Know-How, the Roche Patents and Roche’s interest in the Joint Intellectual Property.

1.47     “Roche Know-How” shall mean the Know-How Controlled by Roche as exhaustively listed in Appendix 2 of this Agreement, as amended pursuant to Section 2.5.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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1.48     “Roche Patents” or “Roche Patent Rights” shall mean the Patents or Patent Rights Controlled by Roche as exhaustively listed in Appendix 1 of this Agreement, as amended pursuant to Section 2.5.

1.49     “Royalty Term” shall mean, in the case of any Product in any country of the Territory, the period of time commencing on the date of First Commercial Sale of such Product in such country and ending upon the later of:

(a)	the expiration of the last-to-expire Valid Claim within the Roche Patents Covering the Product in such country, or

(b)	ten (10) years after the date of First Commercial Sale of such Product in such country.

1.50     “Section” means a section of this Agreement.

1.51     “Sublicensees” shall mean an entity to which Clementia has licensed rights pursuant to this Agreement.

1.52     “Term” shall have the meaning provided in Section 15.1.

1.53     “Territory” shall mean all countries and territories of the world.

1.54     “Third Party” shall mean an entity or person other than (a) Roche or its Affiliates and (b) Clementia or its Affiliates.

1.55     “US” or “United States” means the United States of America and its territories and possessions.

1.56     “Valid Claim” shall mean a claim contained in:

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(a)	an issued and unexpired Patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise or

(b)	a patent application that has been pending for less than five (5) years from the priority date applicable thereto. If a claim or a patent application that ceased to be a Valid Claim under this clause (b) because of the passage of time later issues as a part of a patent within clause (a) of this Section, then it shall again be considered a Valid Claim effective as of the issuance of such patent.

1.57     Each of the following additional definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
BIA	18.4
Breaching Party	15.2(a)
CCAA	18.4
Change of Control	18.5
Clementia Indemnities	16.1
Confidential Information	14.1
Decision Period	11.6(b)
Development Plan	5.2
End Date	3.2
Exclusivity Period	9.1
Filing	9.2(a)
ICC	17.2

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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Definition	Section
Indemnified Losses	16.1
Indemnifying Party	16.3
Initial Press Release	14.6
Initiating Party	11.6(b)
License Fee	9.1
Negotiation Period	3.2
Non-Breaching Party	15.2(a)
Paying Party	10.5
Peremptory Notice Period	15.2(a)
Receiving Party	10.5
Recipient	14.1
Responsible Party	11.2
Review Period	3.2
Right of First Negotiation	3.1
Definition Section Roche Indemnities	16.2
Samples	16.2(a)
Second Notice	3.2
Signing Date	9.1
Signing Fee	9.1
Suit Notice	11.6(b)
Transfer	2.6(c)
VAT	10.4

2.	Clementia Licenses

2.1     License grants. Subject to the terms and conditions of this Agreement, Roche hereby grants to Clementia an exclusive (even as to Roche), royalty-bearing, sublicensable license, under the Roche Intellectual Property to research, develop, make, have made, use, sell, have sold, offer for sale and import the Compounds and/or Products in the Field in the Territory.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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2.2     Right to Sublicense to its Affiliates. Subject to Roche’s rights under Section 3, Clementia shall have the right to grant written sublicenses to its Affiliates under its rights granted under Section 2.1 without prior approval of Roche and solely to the extent necessary or useful to research, develop, make, have made, use, offer for sale, sell, have sold or import the Compounds and/or Products in the Territory for use in the Field. If Clementia grants such a sublicense, Clementia shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Affiliate to the same extent as they apply to Clementia for all purposes. Clementia assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate and shall itself account to Roche for all payments due under this Agreement by reason of such sublicense.

2.3     Right to Sublicense to Third Parties. Subject to Roche’s rights under Section 3, Clementia shall have the right to grant written sublicenses to Sublicensees under its rights granted under Section 2.1 without prior approval of Roche and solely to the extent necessary or useful to research, develop, make, have made, use, offer for sale, sell, have sold or import the Compounds and/or Products in the Territory for use in the Field. Clementia shall inform Roche promptly after the signature of an agreement under this Section 2.3. Roche shall receive a copy of such agreement with a Third Party which may be redacted to exclude financial terms and confidential information of Clementia or the Sublicensee. If Clementia grants such a sublicense, Clementia shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Sublicensee to the same extent as they apply to Clementia for all purposes. Clementia assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Sublicensee and shall itself account to Roche for all payments due under this Agreement by reason of such sublicense.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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2.4     Right to Subcontract. Clementia has the right to sub-contract the work performed under this Agreement. However, Clementia shall only sub-contract the manufacture of the Compounds or Products to a Third Party with prior approval of Roche, such approval not to be unreasonably withheld or delayed. Clementia will use Commercially Reasonable Efforts to include in any material sub-contract agreement (e.g. contract manufacturing and supply agreements, clinical research agreements and clinical trial agreements) (i) the right to disclose a copy of the sub-contract and confidential information to Roche in the Data Room, and (ii) the right to assign the sub-contract to Roche, including the right to transfer of the ownership of data, information and results arising therefrom to Roche, to the same extent as to Clementia, in the event Roche reacquires the right to develop and commercialise the Compounds and the Products pursuant to Section 3.2.

2.5     Retained Rights. Roche shall retain the right to use the Compounds for internal research purposes (e.g. as a reference model) with prior written consent of Clementia, such consent not to be unreasonably withheld. If any research is conducted by Roche, any Know-How or Patent Rights resulting from such research by Roche shall become part of the Roche Know-How and Roche Patents and shall be added to Appendix 2 and Appendix 1 of this Agreement at no cost to Clementia.

2.6     Technology transfer.

(a)     Alliance Manager. To facilitate communication between the parties, each Party shall designate an “Alliance Manager” within thirty (30) days after the Effective Date. The Roche Alliance Manager and his/her counterpart at Clementia shall be the primary points of contact between the Parties with respect to all matters arising under this Agreement, including inter alia the technology transfer as per this Section 2.6 or informational requests from Clementia

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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to Roche during the Term. Each Party may change its Alliance Manager from time to time in its sole discretion, effective upon notice to the other Party of such change.

(b)     Roche Know-How transfer. Promptly after the Effective Date, Roche will transfer the Roche Know-How listed in Appendix 2 to Clementia at no cost to Clementia. If Clementia identifies a need for additional Know-How Controlled by Roche during the period of ninety (90) days following the Effective Date, Clementia shall notify Roche, and Roche will transfer such Know-How to Clementia, charged at Roche’s standard commercial rate applicable at the time.

(c)     Regulatory filings. Roche shall take such actions as reasonably necessary to transfer copies of, and assign to Clementia, the IND and all other filings and correspondence with or to and from any Regulatory Authority (“Transfer”) with respect to the Compounds or Products and shall take such actions as may be necessary to inform Regulatory Authorities of this Transfer. For the avoidance of doubt, Clementia shall be obligated to accept the Transfer of the IND immediately after receiving the respective written notice from a Regulatory Authority. Clementia and Roche shall determine the effective date of the Transfer and coordinate the notification of such Transfer to the Regulatory Authority. All of the activities contemplated by this Section 2.6(c) shall be conducted by Roche at no cost to Clementia. Upon request of Clementia, Roche shall provide technical assistance for up to ten (10) working hours free of charge. If Clementia requests additional technical assistance, Roche will provide such technical assistance for a period of sixty (60) days following the effective date of the Transfer, charged at Roche’s standard commercial rate applicable at the time.

Promptly, but no later than [*****] after the Effective Date, Roche shall transfer to Clementia the most updated version of the Clinical Investigator’s Brochure, all final pre-clinical and clinical

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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study reports and clinical study protocols, all data (including clinical data) and all relevant historical clinical safety data (Safety information on serious adverse events shall be provided in CIOMS format and Safety information on non-serious adverse events shall be provided in English Line Listing format) at no charge to Clementia.

(d)     Transfer of Manufacturing and Supply. Promptly after the Effective Date, Roche shall transfer the manufacture and supply to Clementia. Such transfer shall be completed within [*****] after the Effective Date and Roche will provide manufacturing technical support during the period of ninety (90) days after the Effective Date. Further technical support from Roche will be provided at Roche’s discretion and, if such support is provided by Roche, charged at Roche’s standard commercial rate applicable at that time. Subsequent to the transfer, Clementia will assume all responsibilities and costs for future manufacturing and related activities pursuant to Section 6.

(e)     Palovarotene Transfer. Roche will transfer approximately 6 kg non-GMP API and approximately 3.5 kg GMP API of the existing and available Palovarotene to Clementia as is free of charge. Roche shall have no obligation to perform any additional activities (e.g. retesting, analyses) concerning such supplies including the clinical supplies. Clementia will not use the non-GMP API in humans. Before using the GMP API in humans, Clementia will retest the GMP API and will be responsible for determining whether such GMP API may be used in humans.

(f)     Palovarotene Handling and Storage. Palovarotene is classified as a BCS class 2 compound and has to be stored and handled under safe and contained conditions. Promptly after the Effective Date, Roche shall provide Clementia with all relevant and specific

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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documentation and information pertaining to the proper storage and handling conditions for Palovarotene. Clementia shall assume all liability for the use of the Compounds.

3.	Roche’s Right to Negotiate

3.1     Notice to Roche by Clementia. (A) If Clementia, at any time during the term intends to (i) enter into a Partner Agreement relating to the Products or (ii) undergo a Change of Control or (B) upon completion of Clementia’s first Phase II proof-of-concept human clinical study involving a Product, then Clementia shall have the obligation to inform Roche in writing accordingly and give Roche access to the Data Room whereupon, Roche shall have the rights set forth in Section 3.2 (the “Right of First Negotiation”).

3.2     Right to Negotiate. Within forty-five (45) days following the receipt by Roche of such written notice and access to the Data Room, Roche shall review the Data Room (“Review Period”). If Roche is interested in reacquiring the right to develop and commercialize the Compounds and Products, then the Parties shall have [*****] from the date of the expiry of the Review Period to exclusively negotiate the terms for Roche to regain the rights to the Compounds and Products (i.e., to terminate the license granted to Clementia hereunder and obtain ownership of the Clementia Owned Patents and Clementia Owned Know-How and assignment of any agreements related to Clementia Licensed Patents and Clementia Licensed Know-How, to the extent legally possible or, if it is not legally possible, a sub-license under the Clementia Licensed Patents and Clementia Licensed Know-How, to the extent legally possible) (the “Negotiation Period”). If (i) the Parties, after good faith discussions in the Negotiation Period, do not agree on the terms of such agreement or (ii) Roche confirms in writing to Clementia that it is not interested in regaining the rights to the Compounds and Products, then Clementia shall be free to enter into a Partner Agreement with a Third Party or to undergo a

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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Change of Control and Roche’s Right of First Negotiation will have no further force or effect, subject to other terms of this Section 3.2. Notwithstanding the foregoing, if Clementia (1) does not enter into a Partner Agreement relating to the Products or does not undergo a Change of Control within six (6) months after the later (the “End Date”) of (i) the date on which Roche confirms in writing to Clementia that it is not interested in regaining the rights to the Compounds and Products or (ii) the end of the Negotiation Period, but continues the development and/or commercialisation of the Compounds and Products and (2) at any time during the Term after the End Date there is additional material clinical data available as compared to the clinical data previously reviewed by Roche in the Data Room, and (3) Clementia after the End Date intends to enter into a Partner Agreement relating to the Products or undergo a Change of Control, then Clementia shall have the obligation to inform Roche in writing accordingly (a “Second Notice”) and give Roche access to the Data Room and Roche’s Right of First Negotiation shall apply one more time again on the same terms and conditions and for the same periods as the initial Right of First Negotiation set forth above. For clarity, Roche’s Right of First Negotiation, as set forth above, shall not apply more than two (2) times.

If (a) Roche and Clementia do not agree on the terms on which Roche will reacquire the rights to develop and commercialize the Compounds and the Products after a Second Notice and second Right of First Negotiation and (b) Clementia thereafter intends to enter into a Partner Agreement or to undergo a Change of Control after the second End Date, then Roche shall have a non-exclusive right to negotiate terms to regain the rights to the Compounds and Products, but Clementia may negotiate simultaneously with other Parties and shall be free to enter into an agreement with another Party on any terms deemed satisfactory to Clementia.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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For the avoidance of doubt, Roche’s right to reacquire the Compounds and Products under this Section 3 include the right to reacquire the whole program at once, i.e. Palovarotene and all other Compounds and Products Covered by the Roche Patents.

4.	Diligence and Reporting

4.1     Diligence. Clementia shall use Commercially Reasonable Efforts to perform the activities under this Agreement.

4.2     Reporting. During the Term, Clementia shall have the obligation to electronically submit reasonably detailed annual reports to Roche summarizing development progress, including but not limited to the Development Plan pursuant to Section 5.2, CMC activities, material regulatory interactions with Regulatory Authorities, and, once commercialized, regarding the commercialization of Products in the Territory by Clementia, its Affiliates and Sublicensees. Such annual report shall be provided within [*****] after the end of each Calendar Year.

5.	Development

5.1     Responsibility

Clementia, at its sole cost, shall use Commercially Reasonable Efforts to conduct or have conducted the development of Palovarotene and a Product containing Palovarotene.

5.2     Development Plan

Clementia will conduct the development of the Compounds and Products in accordance with a written plan attached as Appendix 3 (“Development Plan”) prepared by Clementia. Clementia shall send for information a then current version of the Development Plan to Roche as part of the yearly reporting pursuant to Section 4.1.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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6.	Supply

6.1     Clinical Supply of Products. Subject to Section 2.6(e), Clementia shall be solely and exclusively responsible at its own expense for the manufacture and supply of clinical supplies of the Products. Clementia shall supply at its own cost all clinical supply of Products and placebo to be used in the Territory during the Term, either by itself, or through a Third Party.

6.2     Commercial Supply of Products. Clementia shall be solely and exclusively responsible at its own expense for the commercial manufacture and commercial supply of Products for sale in the Territory, either by itself or through Third Parties.

7.	Regulatory

7.1     Responsibility

Clementia, at its sole cost, shall use Commercially Reasonable Efforts to pursue or have pursued regulatory affairs related to a Product containing Palovarotene in the Territory including the preparation and filing of applications for Regulatory Approval, as well as any or all governmental approvals required to develop, have developed, make, have made, use, have used, manufacture, have manufactured, import, have imported, sell and have sold a Product containing Palovarotene. Clementia shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory agencies, for Products in the Territory. Clementia shall own and file or have filed in their discretion all regulatory filings and Regulatory Approvals for the Product in the Territory.

7.2     Pharmacovigilance Agreement

Promptly after the Effective Date, Clementia and Roche shall negotiate in good faith and enter into a Pharmacovigilance Agreement in accordance with all Applicable Laws which sets forth,

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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among other things, the responsibilities and obligations of the Parties with respect to the procedures and timeframes for compliance with all Applicable Laws (and each of the Party’s policies) pertaining to safety reporting and their related activities, with respect to activities related to the Products under this Agreement. The transfer of historical Safety Data together with the responsibility for Pharmacovigilance activities will be part of the Pharmacovigilance Agreement.

8.	Commercialization

Clementia or through Affiliates and/or Sublicensees, at its own expense, shall have sole responsibility for the marketing, promotion, sale and distribution of Products in the Territory and will use Commercially Reasonable Efforts to commercialize, or have commercialized, a Product containing Palovarotene.

9.	Clementia Payment Obligations

9.1      Signing Fee, License Fee and Effective Date

Clementia shall pay, or cause to be paid, to Roche a non-refundable signing fee of USD totaling [*****] (“Signing Fee”) within [*****] from the date of the last signature of this Agreement (“Signing Date”).

At any time from the Signing Date until [*****], Clementia shall pay, or cause to be paid, to Roche a non-refundable additional license fee of USD totaling [*****], bringing the total paid to USD [*****] (“License Fee”). The date on which all of the total License Fee has been paid to Roche shall be the “Effective Date.”

From the Signing Date until [*****], Roche shall not grant any rights related to the Compounds and/or the Products or provide any quantity of Compounds or Products to any Third Party

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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(“Exclusivity Period”). If Roche has not received the License Fee from Clementia by [*****], then (i) the Exclusivity Period shall expire, (ii) this Agreement shall be void and not become effective and (iii) Roche shall be free to grant rights related to the Compounds and/or the Products to any Third Party without any restriction, (iv) such non-payment of the License Fee by Clementia shall not constitute a breach of this Agreement by Clementia pursuant to Section 15.3(a), and Section 15.3(a) shall not apply. Section 14 (Confidentiality; Publication), Section 16 (Indemnification) and Section 17 (Dispute Resolution, Governing Law and Jurisdiction) shall apply during the Exclusivity Period.

For clarity, neither Party shall have any rights or obligations under this Agreement prior to the Effective Date, except as expressly stated in this Section 9.1.

9.2      Development and Sales Based Event Payments

(a)     Development event payments.

Clementia shall pay up to a total of USD [*****] and potential payments for subsequent additional Indications in relation to the achievements of events with respect to the development of a first Product reaching such events. The development event payments under this Section 9.2 shall be paid to Roche according to the following schedule of development events.

[*****]

Each development event payment shall only be paid once under this Agreement, the first time a Product reaches such development event, regardless of the number of times such events are thereafter subsequently reached through the development of subsequent Products. For example, the [*****] shall each only be paid once, the first time this event occurs for the development of a first Product in a first Indication, and the Regulatory Approval payments shall be paid at the

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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respective applicable amount, only once for a given Indication, the first time a Product receives Regulatory Approval for the applicable Indication, irrespective of whether or not such Product has previously received Regulatory Approval for a different Indication. For the avoidance of doubt, the first Regulatory Approval of each subsequent additional Indication shall trigger the payment of [*****] for each of such event, irrespective of the Product triggering such event i.e. three payments of [*****] if there are three subsequent additional Indications. For clarity, a [*****] event payment for each subsequent additional Indication shall not only be paid once but for each additional Indication that reaches [*****].

If the [*****], then the milestone for [*****].

[*****].

(b)     Sales based event payments. Clementia shall, promptly after Clementia is informed about such event, notify Roche in writing the first time the relevant sales based event mentioned in the table below is achieved and with respect to a Product. Clementia will pay Roche within [*****] of the respective written notice, and subject to receipt of a respective invoice from Roche, the following one-time sales based event payments with respect to the first Product to achieve such event based on Calendar Year Net Sales of such Product in the Territory the first time the respective event occurs.

[*****]

Each sales event payment shall only be paid the first time the first Product reaches such sales event, regardless of the number of times such events are reached for any Product.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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9.3      Royalties. Clementia shall pay to Roche a royalty of [*****] on Net Sales of Products on a country-by-country and Product-by-Product basis until the expiry of the Royalty Term applicable to such country. Thereafter, the licenses shall be fully paid up and royalty-free.

9.4      Generic Product. lf, for a given Product, the entry of one or more Generic Products in a country has resulted in sales in a decline of the Net Sales of such Product in such country in any [*****].

9.5      Third Party Payments. Clementia shall be responsible for and pay or have paid any consideration owed to any Third Party in relation to Third Party intellectual property rights Covering the Compounds and/or Products. Clementia shall have the right to deduct [*****] of such consideration actually paid to a Third Party from royalty payments otherwise due and payable by Roche to Clementia under this Agreement. Any such deduction shall be permitted on a Product-by-Product and country-by-country basis.

9.6      Combination Product. If Clementia or its Affiliates or its Sublicensees intend to sell a Combination Product, then the Parties shall meet approximately [*****] prior to the anticipated First Commercial Sale of such Combination Product to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative fair market value of the Product and the other pharmaceutically active agent(s) contained in the Combination Product. If, after such good faith negotiations not to exceed [*****], the Parties cannot agree to an appropriate adjustment, the dispute shall be initially referred to the executive officers of the Parties in accordance with Section 17.1. Should the Parties fail to agree within [*****] of such referral, then the Net Sales shall equal [*****].

9.7      Maximum Deductions. In no event shall the royalty paid to Roche in a Calendar Quarter for Net Sales of a given Product in the Territory hereunder be reduced by more than an

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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amount equal [*****] of the royalties otherwise due for Net Sales of such Product in the Territory for such Calendar Quarter, per the applicable royalty rates set forth above.

10.	General Payment Provisions

10.1     Royalty Term. Royalties under Section 9.3 shall be payable on a Product-by-Product and country-by-country basis for the period equal to the Royalty Term for such Product in such country.

10.2     Payment and reports. Reports regarding sales of Products and royalty payments thereon in accordance with this Agreement shall be calculated on a Product-by-Product and country-by-country basis and reported for each Calendar Quarter within [*****] following the end of the quarter. All payments due under this Agreement shall be paid within [*****] after the end of each Calendar Quarter, unless otherwise specifically provided herein. Each royalty payment shall be accompanied by a report with the following information provided on a country-by-country basis:

(a)     gross sales in local currency;

(b)     the exchange rates used in determining the amount of USD (or CHF as applicable);

(c)     gross sales in USD (or CHF as applicable);

(d)     deductions from sales to calculate Net Sales pursuant to the definition of Net Sales;

(e)     adjustments made pursuant to Sections 9.4, 9.5, 9.6, and 9.7;

(f)     royalty rate applied to calculate royalties due hereunder;

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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(g)     Net Sales in USD (or CHF as applicable);

(h)     the royalties, payable in USD (or CHF as applicable), which shall have accrued hereunder in respect to such Net Sales;

(i)     withholding taxes, if any, required by law to be deducted in respect of such sales.

10.3     Exchange rate; Manner and place of payment. Royalties for Net Sales in the Territory shall be payable in US Dollars (USD) for sales in the United States and in Swiss Francs (CHF) for sales in the Territory outside the US. With respect to each Calendar Quarter, for countries other than the United States, whenever conversion of sales of a Product or Net Sales or payments from any foreign currency shall be required, such conversion shall be made at the average of the rates of exchange reported by Thomson Reuters (or any other qualified source that is acceptable to both Parties) at the last working day of the applicable Calendar Quarter. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by Roche, unless otherwise specified in writing by Roche.

10.4     Value added tax (“VAT”). The payments to be made under this Agreement do not include any VAT (or equivalent tax). The Parties shall cooperate with each other using their reasonable best efforts to ensure that the transactions hereunder are not subject to VAT (or equivalent tax). If nevertheless VAT (or equivalent tax) is levied and it cannot be settled by filing a notification instead of paying the VAT, VAT (or equivalent tax) shall be added to the applicable payment and it shall be paid by the Party performing the applicable payment. If VAT (or equivalent tax) is payable, the Parties shall cooperate with each other to allow to the extent possible under applicable laws and regulations recovery of any such VAT (or equivalent tax) paid.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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10.5     Income tax withholding. If provision is made in law or regulation of any country for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts payable under this Agreement to a Party (“Receiving Party”), then the other Party (“Paying Party”) shall promptly pay such tax, levy or charge for and on behalf of Receiving Party to the proper governmental authority, and shall promptly furnish Receiving Party with receipt of payment. Paying Party shall be entitled to deduct any such tax, levy or charge actually paid from royalty or other payment due Receiving Party. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted. If any such withholding of taxes is required, the Parties shall cooperate with each other to allow to the extent possible under applicable laws and regulations recovery of any such taxes withheld and paid.

Receiving Party shall pay all income and revenue taxes levied on any payments made under this Agreement.

10.6     Records, audits, adjustments. During the Term and for a period of [*****] thereafter, Clementia shall keep (and shall cause its Affiliates and Sublicensees to keep) complete and accurate records pertaining to the purchase, storage, sale, or other disposition of Products in sufficient detail to permit Roche to confirm the accuracy of all royalty and other payments due hereunder. [*****]. Records will include, at a minimum, master files, product numbers, description, and quantities shipped and sold, and Sublicensee audit reports carried out by or on behalf of Clementia. Roche shall have the right to cause an independent, certified public accountant to audit the Clementia records to confirm Net Sales, royalty payments, and sales based event payments related to annual total Net Sales for a period covering not more than

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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[*****]. Such audits may be exercised no more than [*****] during normal business hours upon reasonable prior written notice to Clementia. Prompt adjustments shall be made to reflect the results of such audit. Roche shall bear the full cost of such audit unless such audit discloses an underpayment by Clementia of more than [*****] of the amount of royalty or other payments due with regard to the audited period, in which case, Clementia shall bear the full cost of such audit and shall promptly remit to Roche the amount of any underpayment, plus interest calculated in accordance with Section 10.8. In the event of any overpayment, the amount of overpayment, plus interest calculated in accordance with Section 10.8 shall be offset against future payments, and if this is not possible, Roche shall promptly remit to Clementia the amount of the overpayment, plus interest calculated in accordance with Section 10.8.

10.7     Prohibited payments. Notwithstanding any other provision of this Agreement, if a Party is prevented from paying any payments due hereunder by virtue of the mandatorily applicable statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payments may be paid by depositing funds in the currency in which accrued to the other Party account in a bank acceptable to such other Party in the country whose currency is involved.

10.8     Late payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest from the date due at the rate of [*****]; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate; and provided, further, that no such interest shall accrue until the other Party has provided written notice of such lateness of payment. The payment of such interest shall not limit a Party from exercising any other rights it may have as a consequence of the lateness of any payment.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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11.	Intellectual Property

11.1     Ownership of Patent Rights. Clementia shall own all Clementia Inventions and Clementia Intellectual Property, Roche shall own all Roche Inventions and Roche Intellectual Property, and Clementia and Roche shall jointly own all Joint Inventions and Joint Intellectual Property. Clementia and Roche each shall require all of its employees to assign all inventions related to Compounds and Products made by them to Roche and/or Clementia, as the case may be. The determination of inventorship for Inventions shall be in accordance with US inventorship laws, as if the invention was made in the US. Notwithstanding anything to the contrary contained herein or under applicable law, except to the extent expressly set forth herein, the Parties hereby agree that (i) neither Party may use or license or sublicense to Affiliates or Third Parties all or any portion of its interest in Joint Inventions and Joint Intellectual Property for the discovery, development, manufacture, use, sale or importation of a retinoic acid receptor gamma agonist, for use in the Field, without the prior written consent of the other Party, which may be granted or withheld in its sole discretion (ii) either Party may use or license or sublicense to Affiliates or Third Parties all or any portion of its interest in Joint Inventions and Joint Intellectual Property for any purposes inside or outside the Field other than the discovery, development, manufacture, use, sale or importation of a retinoic acid receptor gamma agonist, for use in the Field, without the prior written consent of the other Party, without restriction and without the obligation to provide compensation to the other Party.

11.2     Patent prosecution and maintenance. Subject to Section 11.3, Roche shall have the first right (but not the obligation) to prepare, file, prosecute and maintain all Roche Patents at Roche’s sole expense. Clementia shall have the first right (but not the obligation) to prepare, file, prosecute and maintain all Clementia Owned Patents at Clementia’ sole expense. The Party

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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responsible for the filing, prosecution and maintenance of any Roche Patents or Clementia Owned Patents (the “Responsible Party”) shall provide the other Party with a reasonable opportunity to review drafts of proposed patent applications with respect to Patents owned solely by the Responsible Party that claim the manufacture, use or sale of Compounds or Products being developed or commercialized by either Party, if appropriate, depending on the content of the submission, provided that Roche’s right of review shall end after the second Right of First Negotiation in the event that Roche has not reacquired the right to develop and commercialize the Compounds and Products. The Responsible Party shall consider in good faith the requests and suggestions of the other Party with respect to the content and strategies for such patent applications.

11.3     Assignment of Patents. (i) If [*****] is no longer interested in prosecuting or maintaining any of the [*****] Patents, then [*****] shall notify [*****] thereof and (ii) if the first Right of First Negotiation occurs under Section 3 and the Parties do not reach agreement on the terms for [*****] to reacquire the right to develop and commercialize the Compounds and Products, then in either case [*****] shall assign the [*****] Patents to [*****]; provided, however, that no assignment shall take place before the date envisaged in Section 3.1. Notwithstanding the foregoing, if [*****] notifies [*****] that it does not wish to have one or more [*****] Patents assigned to it, [*****]. [*****] shall bear the costs for such assignments and for all future costs and should [*****] wish to assign any [*****] Patents before the date envisaged in Section 3.1, then [*****] shall bear the maintenance costs for such [*****] Patents [*****]. All Patent Rights so assigned from [*****] to [*****] shall continue to be treated as [*****] Patents for purposes of determining the Royalty Term.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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11.4     Prosecution of Joint Patents Rights. [*****] shall be the Responsible Party for preparing, filing, prosecuting or maintaining Joint Patents. [*****] shall not discontinue prosecution or maintenance of Joint Patents without at least [*****] prior written notice to [*****]. If [*****] decides to discontinue prosecution or maintenance of any Joint Patents, [*****] shall have the option to continue to prosecute or maintain such Joint Patent, at [*****] sole expense, and in such case, except for the change in responsibility for prosecuting or maintaining such Joint Patents under this Section 11.4, no changes in ownership or licensing terms pertaining to such Joint Patents shall occur.

11.5     Cooperation of the Parties. Each Party agrees to cooperate in the preparation, filing and prosecution of any Patents under this Agreement and in the obtaining of any patent extensions, supplementary protection certificates and the like with respect to any such Patent. Such cooperation includes, but is not limited to: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments and to enable the Responsible Party to apply for and to prosecute patent applications in any country; and (b) promptly informing the Responsible Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications; and (c) the Responsible Party regularly updating the other Party on the status of all Patents, including any dates for action required or due dates for payments.

11.6     Infringement by Third Parties.

(a)     Infringement. [*****] shall promptly provide written notice to [*****] during the Term of any known infringement or suspected infringement by a Third Party of any Roche Patents, Clementia Owned Patents (if any) or Joint Patents (if any), and shall provide

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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[*****] with all evidence in its possession supporting such infringement or unauthorized use or misappropriation.

(b)     Defense and Enforcement. Within a period of [*****] after [*****] provides or receives such written notice with respect to its Patents (“Decision Period”), [*****], in its sole discretion, shall decide whether or not to initiate a suit or take other appropriate action and shall notify [*****] of its decision in writing (“Suit Notice”). Responsibility for protecting or otherwise enforcing Joint Patents shall be determined [*****].

If [*****] decides to bring a suit or take action and provides a respective Suit Notice, then [*****] may immediately commence such suit or take such action. If [*****] (i) does not in writing advise [*****] within the Decision Period that it will commence suit or take action, or (ii) fails to commence suit or take action within a reasonable time after providing Suit Notice, then [*****] shall thereafter have the right to commence suit or take action and shall provide written notice to [*****] of any such suit commenced or action taken by [*****].

Upon written request, [*****] (“Initiating Party”) shall keep [*****] informed of the status of any such suit or action and shall provide [*****] with copies of all substantive documents and communications filed in such suit or action. [*****] shall have the sole and exclusive right to select counsel for any such suit or action.

[*****] shall, except as provided below, pay all expenses of the suit or action, including, without limitation, [*****] attorneys’ fees, damages and court costs.

If [*****] believes it reasonably necessary, upon written request [*****] shall join as a Party to the suit or action, but shall be under no obligation to participate, except to the extent that such participation is required as the result of its being a named Party to the suit or

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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action. At [*****] written request, [*****] shall offer reasonable assistance to [*****] in connection therewith at no charge to [*****] except for reimbursement of reasonable out-of-pocket expenses incurred by [*****] in rendering such assistance. [*****] shall have the right to participate and be represented in any such suit or action by its own counsel at its own expense.

[*****] shall not settle, agree to a consent judgment or otherwise voluntarily dispose of the suit or action without the written consent of [*****], which consent shall not be unreasonably withheld.

Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery realized as a result of litigation described in this Section 11.6 (whether by way of settlement or otherwise) will be first allocated to reimbursement of unreimbursed legal fees and expenses incurred by [*****], then toward reimbursement of any unreimbursed legal fees and expenses of [*****], and then the remainder will be [*****].

12.	Trademarks and Labeling

Clementia shall have the right to choose the trademark(s) for the Products Clementia shall own all trademarks used on or in connection with Products in the Territory, and shall, at its sole cost, be responsible for procurement, maintenance, enforcement and defense of all trademarks used on or in connection with Products in the Territory.

Clementia shall use the Product trademarks in accordance with sound trademark and trade name usage principles and in accordance with all applicable laws and regulations as reasonably necessary to maintain the validity and enforceability of the Product trademarks.

Clementia shall not use the Housemark of Roche for any purposes.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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If requested by Roche and to the extent permitted by applicable law, all packaging and labeling shall display that the Product has been “licensed from Roche”.

13.	Representations and Warranties

13.1     Mutual representations and warranties. Each Party represents and warrants to the other that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

13.2     Roche representations and warranties. Roche represents and warrants to Clementia that, as of the Effective Date: (a) Roche owns the Roche Intellectual Property and has full right and power to grant the rights to Clementia set forth in this Agreement, (b) has not received written notice from any Third Party claiming that the manufacture, use or sale of Compounds or Products infringes the Patents of any Third Party, (c) Roche is not a Party to any legal action, suit or proceeding relating to Compounds or Products, (d) to the best of its knowledge is not aware that a third Party makes, uses or sells product that infringes the Roche Patent Rights, (e) to the best of its knowledge, the Roche Patents have been filed and prosecuted in accordance with the rules and regulations of the relevant patent offices and to Roche’s

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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knowledge are valid and enforceable, (f) none of the Roche Patents is currently involved in any reexamination, reissue, interference, opposition or cancellation proceeding, and none of the foregoing have been threatened in writing, (g) Roche and its Affiliates do not own or Control any Patent Rights other than the Roche Patents that would be infringed by the manufacture, use, sale or import of Compounds or Products, and (h) to the best of its knowledge, Roche has disclosed to Clementia all material preclinical and clinical data relating to the safety of the Compounds and Products.

13.3     Disclaimer. Except as expressly set forth herein and elsewhere in this Agreement, THE INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

13.4     Limited Liability. Except in the event of a breach of a representation set forth in this Article 13, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (I) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES, OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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14.	Confidentiality; Publication

14.1     Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term and for five (5) years thereafter, such Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Know-How related to the Compounds or Products furnished to it by the other Party pursuant to this Agreement or any Know-How related to the Compounds or Products exclusively licensed to the other Party, as well as other confidential information of the Parties, including information from any audit of Sublicensees, under this Agreement (collectively, “Confidential Information”). Such Party (the “Recipient”) may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. The Recipient will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, contractors, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. The Recipient will promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

14.2     Exceptions. Confidential Information shall not include any information which the Recipient can prove by competent written evidence or relevant records: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Recipient, generally known or available; (b) is known by the Recipient at the time of receiving such information; (c) is hereafter furnished to the Recipient by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Recipient without the use of Confidential Information of the other Party. Notwithstanding the foregoing, any specific

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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combination of items found in the Confidential Information shall not be deemed to fall within the foregoing exclusions merely because such combination can be pieced together from multiple public sources, none of which shows the whole combination, unless the combination itself is published or available to the general public or are in the rightful possession of the Recipient.

14.3     Authorized disclosure. Each Party may disclose Confidential Information of the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a)     filing or prosecuting Patents as permitted by this Agreement;

(b)     prosecuting or defending litigation as permitted by this Agreement;

(c)     complying with applicable court orders or governmental regulations;

(d)     disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Sublicensees, Third Party acquirers, investors or financial institutions or advisors in confidential financing or acquisition documents, provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use, such obligations of confidentiality to contain a confidentiality period of at least five (5) years; and

(e)     disclosure, if any, required pursuant to relevant stock exchange rules and regulations to which any of the Parties is, or may be, subject during the Term.

Disclosure pursuant to Section 14.3(a) is only allowed upon prior written approval of the Party owning such Confidential Information (which approval shall not be unreasonably withheld).

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 14.3(b) or 14.3(c) or 14.3(e), it will give reasonable advance notice to the other Party of such disclosure and use Commercially Reasonable Efforts to secure confidential treatment of such information at least as diligently as such Party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The Parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the Parties with the Securities and Exchange Commission (or any other relevant agency or body related to a regulated stock exchange) or as otherwise required by law.

14.4     Publications. Each Party shall have the right to publish any papers regarding results and other information regarding the Compounds and/or Products, including oral presentations and abstracts. The publishing Party shall provide the non-publishing Party with a copy of any proposed papers at least thirty (30) days prior to submission for publication so as to provide the non-publishing Party with an opportunity to review drafts of the proposed papers. The publishing Party shall consider in good faith the requests and suggestions of the non-publishing Party provided that Roche’s right of review as non-publishing Party under this Section 14.4 shall end after the Second Right of First Negotiation in the event that Roche has not reacquired the right to develop and commercialize the Compounds and Products.

14.5     Use of name or trademarks. Neither Party shall use the other Party’s or its Affiliates’ names or trademarks for publicity or advertising purposes, except with the prior written consent of the other Party.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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14.6     Publicity. It is understood that the Parties intend to issue a joint press release announcing the execution of this Agreement at a mutually agreed upon time (the “Initial Press Release”). Thereafter both Parties may desire or be required to issue subsequent press releases relating to the Agreement or activities thereunder. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such subsequent press releases prior to the issuance thereof, provided that a Party may not unreasonably withhold or delay consent to such subsequent releases, and that either Party may issue such subsequent press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. In addition, following the Initial Press Release announcing this Agreement, either Party shall be free to disclose, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party and those terms of the Agreement which have already been publicly disclosed in accordance herewith.

15.	Term and Termination

15.1     Commencement and Term

This Agreement shall commence upon the Effective Date and continue until no payments are due under this Agreement or until terminated in accordance with Article 15 or by agreement of the Parties. Upon expiration of this Agreement at the time no payments are due hereunder, the license granted to Clementia in Section 2.1 shall become fully-paid.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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15.2     Termination

(a)     Termination For Breach

A Party (“Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety or on a country-by-country or Product-by-Product basis in the event the other Party (“Breaching Party”) is in breach of any of its material obligations under this Agreement. The non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach and the countries in which the Non-Breaching Party intends to have this Agreement terminate. The Breaching Party shall have a period of ninety (90) days after such written notice is provided to cure such breach (“Peremptory Notice Period”) to cure such breach. If the Breaching Party has a bona fide dispute as to whether such breach occurred or has been cured, it will so notify the Non-Breaching Party, and the expiration of the Peremptory Notice Period shall be tolled until such dispute is resolved pursuant to Section 17. Upon a determination of breach or failure to cure, the Breaching Party may have the remainder of the Peremptory Notice Period to cure such breach. If such breach is not cured within the Peremptory Notice Period, as extended, then absent withdrawal of the Non-Breaching Party’s request for termination, this Agreement shall effectively terminate in such countries effective as of the expiration of the extended Peremptory Notice Period, unless there exists a bona fide dispute as to whether such breach occurred or has been cured or Section 17 applies.

(b)     Insolvency

A Party shall have the right to terminate this Agreement, if the other Party incurs an Insolvency Event; provided, however, in the case of any involuntary proceeding, such right to terminate shall only become effective if the Party that incurs the Insolvency Event consents to the involuntary proceeding or such proceeding is not dismissed within ninety (90) days after the filing thereof.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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(c)     Termination by Clementia without a Cause

Clementia shall have the right to terminate this Agreement at any time on a Product-by-Product and country-by-country basis upon three (3) months prior written notice before First Commercial Sale of the Product or upon six (6) months prior written notice after the First Commercial Sale of the Product. The effective date of termination under this Section shall be the date three (3) months (or six (6) months as the case may be) after Clementia provides such written notice to Roche.

15.3     Consequences of Termination

(a)     Termination by Roche for Breach by Clementia

Upon any termination of this Agreement in its entirety or in a country by Roche for a Clementia Insolvency Event or for breach by Clementia, all rights and licenses granted by Roche to Clementia under this Agreement shall terminate in their entirety or on a country-by-country and Product-by-Product basis, as applicable, on the effective date of termination.

Any existing, permitted sublicense granted by Clementia under this Agreement shall continue in full force and effect, provided that the permitted Sublicensee did not cause the breach that gave rise to a termination and agrees to be bound by all the terms and conditions of this Agreement that are applicable to such permitted Sublicensee including rendering directly to Roche all payments and other obligations due to Roche related to such sublicense (including all event payments and royalty payments).

After the effective date of termination Clementia shall, upon Roche’s written request, to the extent Clementia has the right to do so, assign and transfer to Roche, at no expense to Roche, all regulatory filings and approvals, all final pre-clinical and clinical study reports and clinical study protocols, Product Trademarks, and all data, including clinical data, materials and information, in

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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Clementia’s possession and control related to Product(s) in the country necessary for Roche to continue to develop and commercialize the Product(s). All documents shall be transferred in the form and format in which such materials are maintained by Clementia. Original paper copies shall only be transferred, if legally required. Clementia shall not be required to prepare or finalize any new data, reports or information solely for purposes of transfer to Roche. In connection with research studies or clinical trials, Clementia may have collected human samples and related clinical information for additional limited research and development programs (“Samples”).

Clementia will, to the extent it has the right to do so, transfer existing and available aliquots of the Samples to Roche for the sole purpose of developing and commercializing the Product. Roche is responsible for the correct use of the Samples in line with the informed consent forms (including but not limited to potential re-consenting of the patients at Roche’s costs). Clementia shall not be required to provide any additional work for Roche relating to the Samples.

Clementia shall assign all clinical trial agreements, to the extent such agreements have not been cancelled and are assignable without Clementia paying any consideration or commencing litigation in order to effect an assignment of any such agreement.

Roche shall, upon such transfer, have the right to disclose such filings, approvals and data to (i) governmental agencies of the country to the extent required or desirable to secure government approval for the development, manufacturing or sale of Product(s) in the country, (ii) Third Parties acting on behalf of Roche, its Affiliates or licensees, to the extent reasonably necessary for the development, manufacture, or sale of Product(s) in the country, and (iii) Third Parties to the extent reasonably necessary to market Product(s) in the country.

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Roche shall have (i) an exclusive license (even as to Clementia), with the right to sub-license, under the Clementia Owned Patent Rights and Clementia Know-How, including Clementia’s interest in the Joint Patent Rights and Joint Know-How to develop, manufacture, and have manufactured, use, offer to sell, sell, promote, export and import the applicable Product(s) in the Field in the applicable country(ies),) and (ii) to the extent necessary for the development and or commercialization of the Product(s) by Roche, Clementia shall also grant Roche a non-exclusive license, with the right to sublicense, under pre-existing Clementia owned Patent Rights and pre-existing Clementia know-how. [*****] for a Product on the date the notice of termination is given, Roche’s licenses under clauses (i) and (ii) shall be fully paid and royalty-free. [*****] for a Product on the date the notice of termination is given, Roche’s licenses under clauses (i) and (ii) shall be on terms to be negotiated in good faith by the Parties.

(b)     Termination by Clementia for Breach by Roche or Roche Insolvency

Upon breach by Roche or Roche’s Insolvency Event, Clementia shall have the right to terminate this Agreement in accordance with Section 15.2(b) of this Agreement. If Clementia does not practice its aforementioned right to terminate, then Clementia may retain the rights and licenses granted by Roche under this Agreement after the expiration of the Peremptory Notice Period; provided, however, that Roche will either (i) reduce the payments and royalties payable by Clementia specified in Section 9, or (ii) compensate damages caused by such Roche’s breach. Both Parties shall discuss in good faith and agree on the extent of damages caused by Roche’s breach of its obligations under this Agreement, and appropriate payment and royalty adjustments and compensation for damages as may be applicable. Clementia shall notify Roche its decision on whether or not it shall terminate this Agreement (i) in the case of breach, within ninety

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(90) days after the expiration of the Peremptory Notice Period or (ii) in the case of an Insolvency Event, the date such termination would have become effective.

(c)     Termination by Clementia without Cause

Upon any termination by Clementia without cause, all rights and licenses granted by Roche to Clementia under this Agreement shall terminate in its entirety or on a country-by-country and Product-by Product basis, as applicable, on the effective date of termination.

(i)     After the effective date of termination Clementia shall, upon Roche’s written request, to the extent Clementia it has the right to do so, transfer to Roche, at no expense to Roche, all regulatory filings and approvals, all final pre-clinical and clinical study reports and clinical study protocols, Product Trademarks, and all data, including clinical data, materials and information, in Clementia’s possession and control related to Product(s) in the country necessary for Roche to continue to develop and commercialize the Product(s). All documents shall be transferred in the form and format in which such materials are maintained by Clementia. Original paper copies shall only be transferred, if legally required. Clementia shall not be required to prepare or finalize any new data, reports or information solely for purposes of transfer to Roche. Clementia will, to the extent it has the right to do so, transfer existing and available aliquots of the Samples to Roche for the sole purpose of developing and commercializing the Product. Roche is responsible for the correct use of the Samples in line with the informed consent forms (including but not limited to potential re-consenting of the patients at Roche’s costs). Clementia shall not be required to provide any additional work for Roche relating to the Samples.

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(ii)     Clementia shall assign all clinical trial agreements, to the extent such agreements have not been cancelled and are assignable without Clementia paying any consideration or commencing litigation in order to effect an assignment of any such agreement.

(iii)     Roche shall, upon such transfer, have the right to disclose such filings, approvals and data to (i) governmental agencies of the country to the extent required or desirable to secure government approval for the development, manufacture or sale of Product(s) in the country; (ii) Third Parties acting on behalf of Roche, its Affiliates or licensees, to the extent reasonably necessary solely for the development, manufacture, or sale of Product(s) in the country, or (ii) Third Parties to the extent reasonably necessary to market Product(s) in the country.

(iv)     Roche shall have (i) a fully paid-up exclusive license (even as to Clementia), with the right to sub-license, under the Clementia Owned Patent Rights and Clementia Know-How, including Clementia’s interest in the Joint Patent Rights and Joint Know-How for Roche, its Affiliates or licensees each solely to develop, manufacture, and have manufactured, use, offer to sell, sell, promote, export and import the applicable Product(s) in the Field in the applicable country(ies). To the extent necessary for the development and or commercialization of the Product(s) by Roche, Clementia shall also grant Roche a non-exclusive license, with the right to sublicense, under pre-existing Clementia Owned Patent Rights and pre-existing Clementia know-how, if any.

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(d)     Obligations Related to Manufacturing

(i)     Clinical Supplies

In the case of termination by Roche under Section 15.2(a) or 15.2(b) or by Clementia under Section 15.2(c), Clementia shall transfer all existing and available clinical material to Roche [*****]. Clementia shall have no obligation to perform any additional activities concerning the clinical supplies (e.g. retesting, analyses). Roche shall assume all liability for the use of such material.

(ii)     Commercial Supplies

In the case of termination by Roche under Section 15.2(a), if a Product is marketed in any country of Territory on the date of the notice of termination of this Agreement, upon the request of Roche, Clementia shall continue to manufacture and supply such Product to Roche, [*****]. Roche shall use Commercially Reasonable Efforts to take over the responsibility for manufacturing as soon as possible after the effective date of termination.

In the case of termination by Clementia under Section 15.2(c), if a Product is marketed in any country of Territory on the date of the notice of termination of this Agreement, upon the request of Roche, Clementia shall continue to manufacture and supply such Product to Roche free of charge until such time as Clementia can transfer the process to Roche and/or a third party CMO acceptable to Roche but in no event for longer than six (6) months following the effective date of termination. Roche shall use Commercially Reasonable Efforts to take over the responsibility for manufacturing as soon as possible after the effective date of termination.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

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(e)     Ancillary Agreements

Unless otherwise agreed by the Parties, the termination of this Agreement shall cause the automatic termination of all ancillary agreements related hereto.

(f)     Royalty and Payment Obligations

Termination of this Agreement by a Party, for any reason, shall not release Clementia from any obligation to pay royalties or make any payments to Roche that are due and payable prior to the effective date of termination. Termination of this Agreement by a Party, for any reason, will release Clementia from any obligation to pay royalties or make any payments to Roche that would otherwise become due or payable on or after the effective date of termination.

15.4     Survival

Section 11.1 (Ownership of Patent Rights), Section 11.4 (Prosecution of Joint Patent Rights), Section 11.6 (Infringement by Third Parties (solely with respect to Joint Patent Rights), Article 13 (Representations and Warranties), Article 16 (Indemnification), Article 14 (Confidentiality; Publication), Article 15 (Term and Termination), Section 17 (Dispute Resolution, Governing Law and Jurisdiction) and Article 18 (General Provisions) shall survive any expiration or termination of this Agreement for any reason.

16.	Indemnification

16.1     Roche indemnification. Roche hereby agrees to save, defend, indemnify and hold harmless Clementia and its officers, directors, employees, consultants and agents (“Clementia lndemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Indemnified Losses”), to which any such Clementia Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Indemnified Losses arise

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directly out of the material breach by Roche of any obligation, representation, warranty, covenant or agreement made by it under this Agreement, except to the extent such Indemnified Losses result from the negligence or willful misconduct of any Clementia Indemnitee.

16.2     Clementia indemnification. Clementia hereby agrees to save, defend, indemnify and hold harmless Roche and its officers, directors, employees, consultants and agents (“Roche Indemnitees”) from and against any and all Indemnified Losses, to which any such Roche Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Indemnified Losses arise directly out of (i) the material breach by Clementia of any representation, warranty, covenant or agreement made by it under this Agreement, or (ii) the development, manufacture, use, handling, storage, sale or other disposition of the Compounds and/or any Products by Clementia or any of its Affiliates or Sublicensees (other than Roche and its Affiliates or Sublicensees), except to the extent such Indemnified Losses result from the negligence or willful misconduct of any Roche Indemnitee.

16.3     Control of defense. In the event a Clementia Indemnitee or Roche Indemnitee (as the case may be) seeks indemnification under Section 16.1 or 16.2, it shall inform the other Party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim, provided that the Indemnifying Party shall not settle any such claim without the prior written consent of any affected Roche Indemnitee or Clementia Indemnitee (as the case may be), if such settlement contains any admission of fault of such Clementia Indemnitee or Roche Indemnitee (as the case may be) or imposes any liability on such Clementia Indemnitee or Roche

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Indemnitee or requires any action or inaction by such Clementia Indemnitee or Roche Indemnitee.

17.	Dispute Resolution, Governing Law and Jurisdiction

17.1     Dispute resolution. Any dispute arising under or relating to the Parties’ rights and obligations under this Agreement will be referred to the Chief Executive Officer of Clementia and the Head of Roche Partnering of Roche with authority to resolve such dispute, for resolution. In the event the two individuals referred to in the preceding sentence are unable to resolve such dispute within [*****] of such dispute being referred to the officers, then, upon the written request of either Party to the other Party, the dispute shall be settled by the competent courts as provided in Section 17.2.

17.2     Governing law and jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of Switzerland, without reference to its conflict of laws principles and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention).

If a dispute cannot be resolved in application of Section 17.1, then such dispute shall be finally settled under the rules of arbitration of the International Chamber of Commerce (“ICC”) by three arbitrators.

Each Party shall nominate one arbitrator. Should the claimant fail to appoint an arbitrator in the request for arbitration within [*****] of being requested to do so, or if the respondent should fail to appoint an arbitrator in its answer to the request for arbitration within [*****] of being requested to do so, the other Party shall request the ICC court to make such appointment.

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The arbitrators nominated by the Parties shall, within [*****] from the appointment of the arbitrator nominated in the answer to the request for arbitration, and after consultation with the Parties, agree and appoint a third arbitrator, who will act as a chairman of the arbitral tribunal. Should such procedure not result in an appointment within the [*****] time limit, either Party shall be free to request the ICC court to appoint the third arbitrator.

Where there is more than one claimant and/or more than one respondent, the multiple claimants or respondents shall jointly appoint one arbitrator. In other respects the provisions of this Section shall apply.

If any Party-appointed arbitrator or the third arbitrator resigns or ceases to be able to act, a replacement shall be appointed in accordance with the arrangements provided for in this Section.

The arbitration panel shall use its best efforts (i) to complete the process of arbitration including the arbitration hearing within [*****] of nomination and (ii) to render a decision or an award within [*****] after the close of arbitration hearings.

Zurich, Switzerland, shall be the seat of the arbitration.

The language of the arbitration shall be English. Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with an English translation.

In the event that any issue shall arise which is not clearly provided for in this arbitration agreement the matter shall be resolved in accordance with the ICC arbitration rules.

18.	General Provisions

18.1     No implied licenses. No right or license under any Patents or Know-How is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.

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18.2     Relationship between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any Partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

18.3     Non-waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

18.4     Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent: (a) in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring Party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring Party to such transaction (if other than one of the Parties to this Agreement) shall not be included in the licenses to the other Party granted

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hereunder or otherwise subject to this Agreement; or (b) to an Affiliate, provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

Insolvency. All rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of the Canadian Bankruptcy and Insolvency Act (the “BIA”) or the Canadian Companies’s Creditors Arrangement Act (the “CCAA”) and similar statutes in other jurisdictions, licenses of rights to intellectual property as provided under subparagraphs 65.11(7) BIA or 32(6) CCAA. In the event either party believes it will undergo an Insolvency Event, such party will give the other party reasonable notice of such anticipated event, and to the extent permitted by law, negotiate in good faith with the other with respect to an arrangement to avoid subjecting this Agreement to the effect of the BIA and the CCAA or similar statutes in other jurisdictions.

18.5     No Third Party beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any Party other than those executing it.

18.6     Severability. lf, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, then such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and

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effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

18.7     Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, three (3) days after the date of postmark; or (c) if delivered by overnight courier, the next Business Day the overnight courier regularly makes deliveries.

Day to day correspondence, such as reports, may be provided by e-mail to identified contacts at the other Party with confirmation of receipt, as appropriate.

If to Clementia, notices must be addressed to:

Clementia Pharmaceuticals Inc.

1000 De La Gauchetière 2500

Montreal, Quebec H3B 0A2

Canada Attention: Chief Executive Officer

If to Roche, notices must be addressed to:

Hoffmann-La Roche Inc.

340 Kingsland Street

Nutley, NJ 07110, USA

Attention: Corporate Secretary

And:

F. Hoffmann-La Roche Ltd

Grenzacherstrasse 124

CH-4070 Basel

Switzerland

Attention: Legal Department

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In the event of a change of notice address, recipient or both, a Party shall provide the other Party written notice pursuant to this Section 18.7 setting forth the new address and/or recipient, as appropriate.

18.8     Force majeure. Except for the obligation to make payment when due, each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party within 10 days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.

18.9     Interpretation. All references to days in this Agreement shall mean calendar days, unless otherwise specified. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

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18.10     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

[Remainder of this page intentionally left blank.]

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In Witness Whereof, the Parties have executed this License Agreement as of the date first above written.

Hoffmann-La Roche Inc.		Clementia Pharmaceuticals Inc.

By:	/s/ Joseph S. McCracken	By:	/s/ Clarissa Desjardins
Name:	Joseph S. McCracken	Name:	Clarissa Desjardins
Title:	Vice President	Title:	CEO
Date:	17-January-2013	Date:	January 23, 2013

F. Hoffmann-La Roche Ltd

By:	/s/ Stefan Arnold	By:	/s/ Dr. Melanie Frey Wick
Name:	Stefan Arnold	Name:	Dr. Melanie Frey Wick
Title:	Head Legal Pharma	Title:	Legal Counsel
Date:	17/01/2013	Date:	January 7, 2013

[Remainder of this page intentionally left blank.]

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Appendix 1

Confidential Information omitted and filed separately with the Securities and Exchange Commission. A total of 2 pages were omitted.

[*****]

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Appendix 2

Confidential Information omitted and filed separately with the Securities and Exchange Commission. A total of 2 pages were omitted.

[*****]

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Appendix 3

Confidential Information omitted and filed separately with the Securities and Exchange Commission. A total of 9 pages were omitted.

[*****]

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